EXHIBIT 99.2

[FORM OF PROXY CARD]

GENESIS MICROCHIP INC.

PROXY FOR HOLDERS OF COMMON SHARES

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting of Stockholders on                      , 2003

YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Genesis Microchip Inc. Stockholders and the Joint Proxy Statement/Prospectus, each dated                         , 2003, and hereby names, constitutes and appoints James E. Donegan and I. Eric Erdman, and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned, to appear on behalf of, and represent, the undersigned at the Special Meeting of Genesis Microchip Inc. Stockholders, to be held on                          , 2003, at 9:00 a.m. Pacific Time, at its offices at 2150 Gold Street, Alviso, California 95002, and at any adjournments or postponements thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side hereof, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Genesis Microchip Inc. Stockholders and Joint Proxy Statement/Prospectus, subject to any directions indicated on the reverse side of this card. The undersigned hereby revokes any proxy previously given with respect to such shares.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS ON THE OPPOSITE SIDE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.	To approve the Agreement and Plan of Merger, dated as of March 17, 2003, by and between Genesis Microchip Inc. and Pixelworks Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, the proxies are authorized to vote by the undersigned upon such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

Signature

Signature (if jointly held)

Title(s)

Dated:                                                                                , 2003

Please sign exactly as your name appears hereon and return this Proxy Card so that your shares can be represented at the meeting.    If signing for a corporation or partnership or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

If you have any questions about the proposals under consideration or need assistance in voting your shares, please call                                                                                                               .

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.